Exhibit 99.1
CVR Energy Reports Profitable Third Quarter;
Cites Better Margins and Strong Operational Performance
SUGAR LAND, Texas (Nov. 1, 2010) — CVR Energy, Inc. (NYSE: CVI), a refiner and marketer of petroleum fuels and a nitrogen fertilizer products manufacturer, today reported third quarter 2010 net income of $23.2 million, or $0.27 per fully diluted share, on net sales of $1,031.2 million.
The 2010 third quarter results compared to a net loss of $13.4 million, or a loss of $0.16 per share, for the same quarter of 2009 on net sales of $811.7 million. For the first nine months of 2010, the company reported net income of $12.0 million, or $0.14 per fully diluted share, on net sales of $2,931.6 million, compared to net income of $59.9 million, or $0.69 per fully diluted share, for the nine months period in 2009, on net sales of $2,214.4 million.
Adjusting on an after-tax basis for a $2.1 million favorable impact from the use of First-In-First-Out (FIFO) accounting, a $3.3 million share-based compensation expense, and a small loss on disposition of certain assets, the company had an adjusted net income of $24.6 million, or $0.28 per share, for the quarter.
“The story of the third quarter was strong operational performance by our petroleum segment coinciding with improved product prices and margins,” said Chief Executive Officer Jack Lipinski. “Complementing the petroleum segment, our fertilizers business also maintained solid on-stream operations.
“As a result, we generated strong cash flows during the quarter, which serves us well as we continue to strengthen our balance sheet.”
Petroleum Business
The petroleum business reported third quarter 2010 operating income of $46.6 million on net sales of $986.2 million compared to operating income of $0.3 million on net sales of $766.4 million in the third quarter of 2009. For the first nine months of 2010, the petroleum segment had operating income of $44.1 million compared to operating income of $161.2 million for the first nine months in 2009.
For the third quarter, the refinery had record total crude oil throughput of 118,351 barrels per day, compared with 101,530 barrels per day of crude during the third quarter of 2009. Including all other feedstocks and blendstocks, the refinery had record total throughput of 128,789 barrels per day for the third quarter of 2010.
Refining margin per crude oil throughput barrel (see footnote 9) was $9.84 in the third quarter of 2010, an increase from $7.52 during the same period in 2009. Gross profit per crude oil throughput barrel (see footnote 8) was $5.05 in the third quarter of 2010, up from $1.72 per crude oil throughput barrel during the same period in 2009.
Direct operating expense, exclusive of depreciation and amortization, for the third quarter 2010 was $3.01 per barrel of product sold, as compared to $3.59 per barrel sold in the third quarter of 2009. Operating costs decreased partly due to higher throughputs but more importantly due to increased efficiencies.
Nitrogen Fertilizers Business
The nitrogen fertilizers business reported third quarter 2010 operating income of $10.6 million on net sales of $46.4 million, compared to an operating loss of $3.9 million on net sales of $45.9 million during the equivalent period in 2009.
On-stream factors were 99.2 percent for the gasifier, 99.0 percent for the ammonia synthesis loop, and 96.9 percent for the UAN facility during the third quarter of 2010.
For the third quarter 2010, average realized plant gate prices for ammonia and UAN were $317 per ton and $168 per ton respectively, compared to $247 per ton and $133 per ton respectively for the equivalent period in 2009.
The nitrogen fertilizers business produced 112,600 tons of ammonia during the third quarter of 2010, of which 41,000 net tons were available for sale while the rest was upgraded to 173,800 tons of UAN. In the 2009 third quarter, the plant produced 112,000 tons of ammonia with 39,500 net tons available for sale and the remainder upgraded to 175,400 tons of UAN.
# # #
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can generally identify forward-looking statements by our use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. For a discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our Annual Report on Form 10-K for the year ended Dec. 31, 2009, and any subsequently filed quarterly reports on Form 10-Q. These risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. The Company undertakes no duty to update its forward-looking statements.
About CVR Energy, Inc.
Headquartered in Sugar Land, Texas, CVR Energy, Inc.’s subsidiary and affiliated businesses include an independent refiner that operates a 115,000 barrel per day refinery in Coffeyville, Kan., and markets high value transportation fuels supplied to customers through tanker trucks and pipeline terminals; a crude oil gathering system serving Kansas, northern Oklahoma, western Missouri and southwestern Nebraska; an asphalt and refined fuels storage and terminal business in Phillipsburg, Kan.; and through a limited partnership, an ammonia and urea ammonium nitrate fertilizer business located in Coffeyville, Kan.
For further information, please contact:

Investor Relations:	Media Relations:
Stirling Pack, Jr.	Steve Eames
CVR Energy, Inc.	CVR Energy, Inc.
281-207-3464	281-207-3550
InvestorRelations@CVREnergy.com	MediaRelations@CVREnergy.com

CVR Energy, Inc.
The following tables summarize the financial data and key operating statistics for CVR Energy and our two operating segments for the three and nine months ended September 30, 2010 and 2009. Select balance sheet data is as of September 30, 2010 and December 31, 2009. The summary financial data for our two operating segments does not include certain selling, general and administrative expenses and depreciation and amortization related to our corporate offices.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
	(in millions, except share data)
	(unaudited)
Consolidated Statement of Operations Data:
Net sales	$1,031.2	$811.7	$2,931.6	$2,214.4
Cost of product sold*	889.9	712.7	2,584.4	1,722.0
Direct operating expenses*	53.5	58.4	176.5	169.1
Selling, general and administrative expenses*	16.4	29.3	48.6	70.4
Net costs associated with flood	(1.0)	0.5	(1.0)	0.6
Depreciation and amortization	21.9	21.6	64.8	63.7

Operating income (loss)	50.5	(10.8)	58.3	188.6
Interest expense and other financing costs	(13.9)	(10.9)	(36.6)	(33.6)
Gain (loss) on derivatives, net	(1.0)	3.1	7.8	(63.0)
Loss on extinguishment of debt	—	—	(15.1)	(0.7)
Other income, net	0.5	0.6	2.4	1.5

Income (loss) before income tax expense (benefit)	36.1	(18.0)	16.8	92.8
Income tax expense (benefit)	12.9	(4.6)	4.8	32.9

Net income (loss)	$23.2	$(13.4)	$12.0	$59.9

*	Amounts shown are exclusive of depreciation and amortization.

Basic earnings (loss) per share	$0.27	$(0.16)	$0.14	$0.69
Diluted earnings (loss) per share	$0.27	$(0.16)	$0.14	$0.69
Weighted average common shares outstanding
Basic	86,343,102	86,244,245	86,336,205	86,244,049
Diluted	87,013,575	86,244,245	86,677,325	86,333,437

	As of September 30,	As of December 31,
	2010	2009
	(in millions)
	(unaudited)
Balance Sheet Data:
Cash and cash equivalents	$162.4	$36.9
Working capital	309.8	235.4
Total assets	1,684.1	1,614.5
Total debt, including current portion	506.1	491.3
Total CVR stockholders’ equity	671.0	653.8

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
	(in millions)
	(unaudited)
Other Financial Data:
Cash flows provided by operating activities	$105.4	$26.6	$151.1	$118.1
Cash flows used in investing activities	(6.2)	(11.9)	(23.0)	(36.5)
Cash flows used in financing activities	(0.1)	(1.2)	(2.6)	(3.7)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
	(in millions except per share data)
	(unaudited)
Non-GAAP Measures:

Reconciliation of Net Income (Loss) to Adjusted Net Income:

Net Income (loss)	$23.2	$(13.4)	$12.0	$59.9
Adjustments:
FIFO impact (favorable) unfavorable, net of taxes (1)	(2.1)	(4.4)	1.6	(30.9)
Share-based compensation, net of taxes (2)	3.3	12.7	7.1	20.4
Loss on extinguishment of debt, net of taxes (3)	—	—	9.1	0.4
Loss on disposition of assets, net of taxes (4)	0.2	—	1.0	—

Adjusted net income (loss) (5)	24.6	(5.1)	30.8	49.8

Adjusted net income (loss) per diluted share	$0.28	$(0.06)	$0.36	$0.58

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
	(in millions, except operating statistics)
	(unaudited)
Petroleum Business Financial Results:
Net sales	$986.2	$766.4	$2,794.2	$2,051.7
Cost of product sold*	879.0	696.2	2,560.1	1,695.5
Direct operating expenses* (6)(7)	36.3	37.1	115.8	104.7
Net costs associated with flood	(1.0)	0.5	(1.0)	0.6
Depreciation and amortization	16.9	16.5	49.5	48.3

Gross profit (8)	$55.0	$16.1	$69.8	$202.6
Plus direct operating expenses*	36.3	37.1	115.8	104.7
Plus net costs associated with flood	(1.0)	0.5	(1.0)	0.6
Plus depreciation and amortization	16.9	16.5	49.5	48.3

Refining margin (9)	$107.2	$70.2	$234.1	$356.2
FIFO impact (favorable) unfavorable (1)	(3.5)	(7.3)	2.6	(51.2)

Refining margin adjusted for FIFO impact (10)	$103.7	$62.9	$236.7	$305.0

Operating income	$46.6	$0.3	$44.1	$161.2

Petroleum Key Operating Statistics:
Per crude oil throughput barrel:
Refining margin (9)	$9.84	$7.52	$7.63	$12.26
FIFO impact (favorable) unfavorable (1)	(0.32)	(0.78)	0.08	(1.76)
Refining margin adjusted for FIFO impact (10)	9.52	6.74	7.71	10.50
Gross profit (8)	5.05	1.72	2.28	6.97
Direct operating expenses* (6)	3.33	3.97	3.78	3.60
Direct operating expenses per barrel sold* (7)	3.01	3.59	3.41	3.21
Barrels sold (barrels per day) (7)	130,809	112,292	124,332	119,492

*	Amounts shown are exclusive of depreciation and amortization

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2010		2009		2010		2009
	(unaudited)
Refining Throughput and Production Data:
(barrels per day)
Throughput:
Sweet	95,570	74.2%	84,851	76.7%	90,461	74.6%	82,509	69.7%
Light/medium sour	3,876	3.0%	7,780	7.0%	6,623	5.5%	14,872	12.6%
Heavy sour	18,905	14.7%	8,899	8.0%	15,272	12.6%	9,042	7.7%

Total crude oil throughput	118,351	91.9%	101,530	91.7%	112,356	92.7%	106,423	90.0%
All other feedstocks and blendstocks	10,438	8.1%	9,124	8.3%	8,960	7.3%	11,887	10.0%

Total throughput	128,789	100.0%	110,654	100.0%	121,316	100.0%	118,310	100.0%

Production:
Gasoline	62,432	48.1%	55,928	50.3%	59,168	48.3%	61,111	51.6%
Distillate	53,404	41.1%	43,149	38.8%	49,912	40.8%	45,831	38.7%
Other (excluding internally produced fuel)	14,049	10.8%	12,051	10.9%	13,294	10.9%	11,577	9.7%

Total refining production (excluding internally produced fuel)	129,885	100.0%	111,128	100.0%	122,374	100.0%	118,519	100.0%

Product price (dollars per gallon):
Gasoline	$2.05		$1.83		$2.07		$1.59
Distillate	$2.13		$1.82		$2.12		$1.57

Market Indicators (dollars per barrel):
West Texas Intermediate (WTI) NYMEX	$76.21		$68.24		$77.69		$57.32
Crude Oil Differentials:
WTI less WTS (light/medium sour)	2.16		1.69		1.96		1.34
WTI less WCS (heavy sour)	19.52		10.51		14.74		8.97
NYMEX Crack Spreads:
Gasoline	7.80		9.77		10.17		10.37
Heating Oil	10.22		5.99		9.35		8.22
NYMEX 2-1-1 Crack Spread	9.01		7.88		9.76		9.30
PADD II Group 3 Basis:
Gasoline	1.27		(1.81)		(1.42)		(1.40)
Ultra Low Sulfur Diesel	2.91		1.97		1.74		0.26
PADD II Group 3 Product Crack:
Gasoline	9.06		7.96		8.75		8.97
Ultra Low Sulfur Diesel	13.13		7.96		11.08		8.48
PADD II Group 3 2-1-1	11.10		7.96		9.92		8.72

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
	(in millions, except as noted)
	(unaudited)
Nitrogen Fertilizer Business Financial Results:

Net sales	$46.4	$45.9	$141.1	$169.0
Cost of product sold*	10.8	17.7	27.7	34.6
Direct operating expenses*	17.2	21.3	60.7	64.4
Net cost associated with flood	—	—	—	—
Depreciation and amortization	4.5	4.7	13.9	14.0

Operating income (loss)	$10.6	$(3.9)	$30.0	$41.9

Nitrogen Fertilizer Key Operating Statistics:

Production (thousand tons):
Ammonia (gross produced) (11)	112.6	112.0	322.9	323.4
Ammonia (net available for sale) (11)	41.0	39.5	117.9	117.3
UAN	173.8	175.4	500.5	501.2

Petroleum coke consumed (thousand tons)	118.6	120.7	351.8	360.3
Petroleum coke (cost per ton)	$26	$24	$19	$30

Sales (thousand tons):
Ammonia	33.4	50.1	115.2	125.5
UAN	178.9	204.1	506.9	508.9

Total sales	212.3	254.2	622.1	634.4

Product pricing (plant gate) (dollars per ton) (12):
Ammonia	$317	$247	$305	$318
UAN	$168	$133	$180	$221

On-stream factors (13):
Gasification	99.2%	98.8%	95.8%	96.8%
Ammonia	99.0%	98.3%	94.6%	95.9%
UAN	96.9%	96.3%	92.2%	93.3%

Reconciliation to net sales (dollars in millions):
Freight in revenue	$5.8	$6.3	$14.6	$16.0
Hydrogen revenue	—	—	—	0.7
Sales net plant gate	40.6	39.6	126.5	152.3

Total net sales	$46.4	$45.9	$141.1	$169.0

Market Indicators:
Natural gas NYMEX (dollars per MMBtu)	$4.38	$3.44	$4.52	$3.90
Ammonia — Southern Plains (dollars per ton)	$465	$276	$385	$307
UAN — Mid Cornbelt (dollars per ton)	$247	$177	$246	$224

*	Amounts shown are exclusive of depreciation and amortization

(1)	First-in, first-out (“FIFO”) is the Company’s basis for determining inventory value on a Generally Accepted Accounting Principles (“GAAP”) basis. Changes in crude oil prices can cause fluctuations in the inventory valuation of our crude oil, work in process and finished goods thereby resulting in favorable FIFO impacts when crude oil prices increase and unfavorable FIFO impacts when crude oil prices decrease. The FIFO impact is calculated based upon inventory values at the beginning of the accounting period and at the end of the accounting period. In order to derive the FIFO impact per crude oil throughput barrel, we utilize the total dollar figures for the FIFO impact and divide by the number of crude oil throughput barrels for the period. Below is the gross and tax affected FIFO impact for the applicable periods:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
		(in millions)
		(unaudited)
FIFO impact (favorable) unfavorable	$(3.5)	$(7.3)	$2.6	$(51.2)
Income tax expense (benefit) of FIFO	1.4	2.9	(1.0)	20.3

FIFO impact (favorable) unfavorable, net of taxes	$(2.1)	$(4.4)	$1.6	$(30.9)
(2)	The Company has two classifications for share-based compensation awards. Phantom Unit Plan awards are accounted for as liability based awards. In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) ASC 718, Compensation — Stock Compensation, the expense associated with these awards is based on the current fair value of the awards. These awards are remeasured at each reporting date until the awards are settled in their entirety. Certain override unit awards became fully vested in the second quarter of 2010; therefore, no expense was recognized for these awards in the third quarter of 2010. Override unit awards are accounted for as equity-classified awards using the guidance for non-employee awards prescribed by FASB ASC 323. ASC 323 includes guidance for the proper accounting by an investor for stock-based compensation granted to employees of an equity method investee. In addition, guidance set forth in FASB ASC 505, provides the treatment related to accounting for equity investments that are issued to other than employees for acquiring, or in conjunction with selling goods or services. In accordance with that guidance, the expense associated with these awards is based on the current fair value of the awards. These awards are remeasured at each reporting date until the awards are vested (when the performance commitment is reached). The value of all of these awards can fluctuate significantly between periods. Below is the gross and tax affected impact of share-based compensation expense for the applicable periods:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
		(in millions)
		(unaudited)
Share-based compensation	$3.9	$15.9	$8.4	$25.4
Income tax expense (benefit) of share-based compensation	(0.6)	(3.2)	(1.3)	(5.0)

Share-based compensation, net of taxes	$3.3	$12.7	$7.1	$20.4

(3)	In January 2010, we made a voluntary unscheduled principal payment of $20.0 million on our tranche D term loans. In addition, we made a second voluntary unscheduled principal payment of $5.0 million in February 2010. In connection with these voluntary prepayments, we paid a 2.0% premium totaling $0.5 million to the lenders of our first priority credit facility. The premiums paid are reflected as a loss on extinguishment of debt in our Consolidated Statements of Operations. In April 2010, we paid off the remaining $453.0 million tranche D term loans. This payoff was made possible by the issuance of $275.0 million aggregate principal amount of 9.0% First Lien Senior Secured Notes due 2015 (the “First Lien Notes”) and $225.0 million aggregate principal amount of 10.875% Second Lien Senior Secured Notes due 2017 (the “Second Lien Notes” and together with the First Lien Notes, the “Notes”). In connection with the payoff, we paid a 2.0% premium totaling approximately $9.1 million. In addition, previously deferred borrowing costs totaling approximately $5.4 million associated with the first priority credit facility term debt were also written off at that time. The Company also recognized approximately $0.1 million of third party costs at the time the Notes were issued. Other third party costs incurred at the time were deferred and will be amortized over the respective terms of the Notes. The premiums paid, previously deferred borrowing costs subject to write-off and immediately recognized third party expenses are reflected as a loss on extinguishment of debt in our Condensed Consolidated Statements of Operations. Below is the gross and tax affected loss on extinguishment of debt for the applicable periods:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
		(in millions)
		(unaudited)
Loss on extinguishment of debt	$—	$—	$15.1	$0.7
Income tax (benefit) of loss on extinguishment of debt	—	—	(6.0)	(0.3)

Loss on extinguishment of debt, net of taxes	$—	$—	$9.1	$0.4
(4)	During the third quarter of 2010, the Company wrote-off an amount associated with assets damaged by the UAN vessel rupture. During the second quarter of 2010, the Company wrote-off an amount associated with a capital project. This amount is reflected in the table below for the nine months ended September 30, 2010. Below is the gross and tax affected impact of the write-offs for the applicable periods:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
		(in millions)
		(unaudited)
Loss on disposition of assets	$0.4	$—	$1.7	$—
Income tax (benefit) of loss on disposition of assets	(0.2)	—	(0.7)	—

Loss on disposition of assets, net of taxes	$0.2	$—	$1.0	$—
(5)	Adjusted net income results from adjusting net income for items that the Company believes are needed in order to evaluate results in a more comparative analysis from period to period. For the three and nine months ended September 30, 2010 and 2009, these items included the Company’s impact of the accounting for its inventory under FIFO, loss on extinguishment of debt, share-based compensation and loss on disposition of assets. Adjusted net income is not a recognized term under GAAP and should not be substituted for net income (loss) as a measure of our performance but rather should be utilized as a supplemental measure of financial performance in evaluating our business. Management believes that adjusted net income provides relevant and useful information that enables investors to better understand and evaluate our ongoing operating results and allow for greater transparency in the review of our overall financial, operational and economic performance.

(6)	Direct operating expense is presented on a per crude oil throughput basis. We utilize the total direct operating expenses, which does not include depreciation or amortization expense, and divide by the applicable number of crude oil throughput barrels for the period to derive the metric.

(7)	Direct operating expense is presented on a per barrel sold basis. Barrels sold are derived from the barrels produced and shipped from the refinery. We utilize the total direct operating expenses, which does not include depreciation or amortization expense, and divide by the applicable number of barrels sold for the period to derive the metric.

(8)	In order to derive the gross profit per crude oil throughput barrel, we utilize the total dollar figures for gross profit as derived above and divide by the applicable number of crude oil throughput barrels for the period.

(9)	Refining margin per crude oil throughput barrel is a measurement calculated as the difference between net sales and cost of product sold (exclusive of depreciation and amortization). Refining margin is a non-GAAP measure that we believe is important to investors in evaluating our refinery’s performance as a general indication of the amount above our cost of product sold that we are able to sell refined products. Each of the components used in this calculation (net sales and cost of product sold exclusive of depreciation and amortization) can be taken directly from our Statement of Operations. Our calculation of refining margin may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure. In order to derive the refining margin per crude oil throughput barrel, we utilize the total dollar figures for refining margin as derived above and divide by the applicable number of crude oil throughput barrels for the period. We believe that refining margin is important to enable investors to better understand and evaluate our ongoing operating results and allow for greater transparency in the review of our overall financial, operational and economic performance.

(10)	Refining margin per crude oil throughput barrel adjusted for FIFO impact is a measurement calculated as the difference between net sales and cost of product sold (exclusive of depreciation and amortization) adjusted for FIFO impacts. Under our FIFO accounting method, changes in crude oil prices can cause fluctuations in the inventory valuation of our crude oil, work in process and finished goods, thereby resulting in favorable FIFO impacts when crude oil prices increase and unfavorable FIFO impacts when crude oil prices decrease. Refining margin adjusted for FIFO impact is a non-GAAP measure that we believe is important to investors in evaluating our refinery’s performance as a general indication of the amount above our cost of product sold (taking into account the impact of our utilization of FIFO) that we are able to sell refined products. Our calculation of refining margin adjusted for FIFO impact may differ from calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.

(11)	The gross tons produced for ammonia represent the total ammonia produced, including ammonia produced that was upgraded into UAN. The net tons available for sale represent the ammonia available for sale that was not upgraded into UAN.

(12)	Plant gate sales per ton represent net sales less freight and hydrogen revenue divided by product sales volume in tons in the reporting period. Plant gate pricing per ton is shown in order to provide a pricing measure that is comparable across the fertilizer industry.

(13)	On-stream factor is the total number of hours operated divided by the total number of hours in the reporting period. Excluding the impact of the Linde air separation unit outage, the on-stream factors for the nine months ended September 30, 2010 would have been 97.7% for gasifier, 96.7% for ammonia and 94.3% for UAN. Excluding the impact of the Linde air separation unit outage, the on-stream factors for the nine months ended September 30, 2009 would have been 99.4% for gasifier, 98.5% for ammonia and 95.8% for UAN.

Use of Non-GAAP Financial Measures
To supplement the actual results in accordance with GAAP for the applicable periods, the Company also uses non-GAAP measures as discussed above, which are adjusted for GAAP-based results. The use of non-GAAP adjustments are not in accordance with or an alternative for GAAP. The adjustments are provided to enhance an overall understanding of the Company’s financial performance for the applicable periods and are indicators management believes are relevant and useful for planning and forecasting future periods.